EXHIBIT 10.3

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [***].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FOURTH AMENDMENT TO MASTER LEASE AGREEMENT

THIS FOURTH AMENDMENT TO MASTER LEASE AGREEMENT (this “Amendment”) dated this 30th day of October, 2009, is made and entered into by and between WAL-MART STORES EAST, LP, a Delaware limited partnership, WAL-MART STORES INC., a Delaware corporation, WAL-MART LOUISIANA, LLC, a Delaware limited liability company, and WAL-MART STORES TEXAS, LLC, a Texas limited partnership (collectively “Landlord”) and CPI CORP., a Delaware corporation (“Tenant”) as of this 30th day of October, 2009.

RECITALS

WHEREAS, Landlord and Portrait Corporation of America, Inc. (“PCA”) entered into that certain Master Lease Agreement (“the Master Lease”) effective June 8, 2007;

WHEREAS, PCA assigned its right and obligations under the Master Lease to Tenant pursuant to that certain First Amendment to Master Lease Agreement dated June 20, 2007;

WHEREAS, Landlord and Tenant entered into a Second Amendment to Master Lease Agreement dated August 20, 2007 wherein Paragraph 8.a.(2) of Appendix 1 replaced the date February 1, 2007 with June 8, 2007;

WHEREAS, Landlord and Tenant entered into a Third Amendment to Master Lease Agreement dated April 15, 2008, wherein Section 1.1.H, Section 1.1.K of the Master Lease Agreement and Section 8(e)(1), 8(e)(4) of Appendix 1 as well as Section 3 of the Appendix 1 were modified;

WHEREAS, Landlord and Tenant now desire to modify the Master Lease Agreement in accordance with the terms and provisions of this Amendment.

NOW, THEREFORE, in consideration of the premises and promises contained herein, and other good and valuable consideration, the receipt and sufficiency and validity of which are hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT

1. Amendment.  Section 8 (i) of the Appendix 1, to the Master Lease Agreement is hereby modified to reflect the following:

“i.  Letter of Credit.  Tenant shall provide Landlord with an irrevocable standby letter of credit in the amount of [***] drawable by Landlord upon any failure by or inability of Tenant to timely meet its obligations under this Agreement or to Tenant’s customers including, without limitation, obligations resulting from the filing of a subsequent bankruptcy proceeding by or against Licensee or the shutdown, not previously authorized by Landlord by Tenant of operations at any Leased Premises.  Landlord shall maintain this letter of credit on an evergreen basis during the term of this Agreement, including any extension of this Agreement.  Landlord shall use the proceeds from this letter of credit as it determines in its sole and absolute discretion including, without limitation, reletting the Leased Premises and to acquit any other pending obligations of Tenant.”

4. Headings.  The section headings are for convenience of reference only and do not modify or restrict any provisions hereof and shall not be used to construe any provisions.

5. Successors.  This Amendment shall inure to the benefit of and bind the parties hereto and their respective executors, heirs, administrators, successors and assigns to the extent permitted by the Master Lease Agreement.

6. Full Force and Effect.  Except as expressly modified by this Amendment, the Master Lease Agreement, as amended  by the First, Second, and Third Amendments, and Appendix 1 remain in full force and effect and is ratified by the parties hereto.

7. Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument.  Facsimile signatures shall have the same force and effect as original signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective on the date first written above.

Landlord:

WAL-MART STORES EAST, LP

By:	/s/Don R. Etheredge
Name: Don R. Etheredge
Title: Senior Director

WAL-MART STORES, INC.

By:	/s/Don R. Etheredge
Name: Don R. Etheredge
Title: Senior Director

WAL-MART STORES TEXAS, LLC

By:	/s/Don R. Etheredge
Name: Don R. Etheredge
Title: Senior Director

WAL-MART LOUISIANA, LLC

By:	/s/Don R. Etheredge
Name: Don R. Etheredge
Title: Senior Director

CPI Corp.

By:	/s/Renato Cataldo
Name: Renato Cataldo
Title: CEO